UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2018

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Yelp Inc. (the “Company”), pursuant to the authority delegated to it by the Board, approved compensation arrangements for the Company’s executive officers (collectively, the “Executive Officers”).

Base Salaries

The Compensation Committee determined not to make any changes to the Executive Officers’ annual base salaries at this time. Accordingly, each Executive Officer’s base salary will remain at its current level, as set forth in the table below.

Equity Awards

The Compensation Committee approved the grant of (a) options to purchase shares of the Company’s common stock (the “Options”) and (b) restricted stock units covering shares of the Company’s common stock (the “RSUs,” and together with the Options, the “Equity Awards”) to the Executive Officers, as set forth in the table below.

The Compensation Committee granted the Equity Awards pursuant to, and in accordance with the terms and conditions of, the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), the forms of Option Agreement and Grant Notice (together, the “Option Agreements”) and forms of RSU Agreement and Grant Notice (together, the “RSU Agreements”) previously filed with the Securities and Exchange Commission. The grant date of the Equity Awards was January 16, 2018. Each option has an exercise price of $43.58, equal to the closing price of the Company’s common stock as quoted on the New York Stock Exchange on the grant date, which represents the fair market value of the Company’s common stock as determined under the terms of the Plan. Each Option will have a term of 10 years from the date of grant.

		Annual Base
Executive Officer	Title	Salary	Options(1)	RSUs(2)
Jeremy Stoppelman	Chief Executive Officer	$1.00	288,000	—
Joseph R. (“Jed”) Nachman	Chief Operating Officer	$325,000.00	117,850	16,934
Charles (“Lanny”) Baker	Chief Financial Officer	$325,000.00	117,850	16,934
Laurence Wilson	Chief Administrative Officer & General Counsel	$325,000.00	45,850	19,756
Alan Ramsay	Chief Accounting Officer	$290,000.00	13,100	5,645

(1)

The shares underlying this Option will vest in equal monthly installments over four years from the grant date, provided that such Executive Officer is providing services to the Company at the time of each such vesting.

(2)

The shares subject to this RSU will vest in equal quarterly installments over four years from the grant date, provided that such Executive Officer is providing services to the Company at the time of each such vesting.

The foregoing is only a brief description of the material terms of the Options and RSUs, does not purport to be complete and is qualified in its entirety by reference to the Plan, Option Agreements and RSU Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2018	YELP INC.

	By:	/s/ Charles Baker
Charles Baker
Chief Financial Officer